UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by Cornell Companies, Inc.

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Subject Company:  Cornell Companies, Inc.

Commission File No.:  1-14472

Cornell Companies, Inc. Proposed Veritas Capital Acquisition Shareholder Meetings January 2007

Regulatory Statement The presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made.  Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission (SEC).  Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Important additional information regarding the proposed merger has been filed with the SEC. In connection with the proposed merger, Cornell Companies has filed a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Cornell at the SEC’s website at http://www.sec.gov.  The proxy statement and other relevant documents may also be obtained free of charge from Cornell Companies by directing such requests to Cornell Companies, Attn: Investor Relations, 1700 W. Loop South, Suite 1500, Houston, Texas  77027, telephone:  (713) 623-0790. Cornell Companies and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of Cornell’s participants in the solicitation, which may be different from those of Cornell stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger. In this presentation, “Cornell,” “we,” “us,” and “our” refer to Cornell Companies, Inc. and its subsidiaries.

Transaction Rationale Over a fourteen month period, the Board of Directors’ review of strategic alternatives ended with the unanimous approval to enter into a definitive agreement with Veritas Capital Fund III, L.P. for $18.25 per share on October 6, 2006 The sale process was broad & inclusive, involving 47 strategic and financial buyers All cash offer valued at over 8x projected 2006 EBITDA translates to a 30.5% premium to the unaffected stock price on May 22, 2006 prior to a trade publication reporting that the Company was for sale Definitive agreement included customary closing conditions and the transaction remains on pace for closing shortly after the January 23, 2007 shareholder meeting Remain stand-alone, independent public company Repurchase common stock Divest selected assets (ranging from individual programs to entire business units) Pursue potential acquisitions Perform a leveraged recapitalization Sell the company (to both strategic and financial buyers) Current portfolio mix across the Adult Secure, Juvenile and Adult Community-Based business units and market valuations of each separately Relative competitive position in each of the varied business lines, including scale, existing capacity and capital requirements Concentration of revenue and EBITDA contribution across programs Cash flow implications of the Municipal Corrections Finance (“MCF”) debt structure, including the costs and challenges of separating business divisions, $25mm in actual annual rent payments, potential “make-whole” payments and tax leakage Current financial leverage and access to additional capital Prior strategic discussions with market participants Transaction Overview Options Reviewed Additional Board Considerations January 2007 – Cornell Shareholder Meetings

Transaction Process Review of strategic alternatives commenced over 14 months ago and involved independent legal and financial advisors to the Board of Directors Special Committee of four independent directors formed – entire Board well informed of all developments by outside advisors and remained significantly involved in all aspects of process Board unanimously voted to accept Veritas Capital’s bid on October 6, 2006 Extensive, thoughtful and well-governed process 47 total potential buyers contacted, including leading industry participants (including international players) and large well capitalized financial sponsors 6 potential strategic buyers contacted – meetings with potential international industry participants conducted in Europe 41 financial buyers contacted – financial sponsors contacted included funds with relevant industry expertise in corrections, infrastructure investment and/or government contracting businesses Public announcement was made in June 2006 regarding Rothschild’s retention to review strategic alternatives – every company or financial sponsor that contacted Cornell or Rothschild regarding participating in a potential sale process was provided a confidentiality agreement and given the opportunity to participate in the process Broad, inclusive sale process involving potential strategic and financial buyers

Transaction Process (cont’d) 30 potential buyers (27 financial and 3 strategic) signed a confidentiality agreement and received a confidential information memorandum 8 parties submitted initial indications of interest (6 financial and 2 strategic) All parties submitting indications of interest were offered management presentations and access to on-line data room On the final bid date, 2 financial and 2 strategic buyers submitted bids Significant participation in process resulting in robust auction All potential buyers had at least 2 months to conduct due diligence investigation All bidders submitting preliminary indications of interest were provided: Detailed confidentiality information memorandum Access to on-line data room Access to management presentation Multiple opportunities to provide follow-up due diligence requests The terms of the merger agreement permit us to respond to competing proposals – to date, no potential buyers have bid for Cornell subsequent to our public announcement regarding the proposed transaction Well managed, highly coordinated and efficient process

CORNELL

Comparison to CXW and GEO

Cornell is not a true comparison to CXW or GEO as Cornell lags behind in a number of select metrics, including % Adult Secure revenue, # Adult Secure beds, total Adult Secure revenues and Adult Secure "free bed" capacity

Percentage of LTM Adult Revenue (1)



100%
80%
60%
40%
20%
0%
>95%
>95%
68%
50%
CXW (2)
GEO (2)
Cornell (3)
Cornell - Adult Secure (3)

Note:
(1) Based on LTM financials as of 06/30/2006
(2) Based on management estimates
(3) Pro forma for full year Moshannon Valley contribution

Adult Secure Beds



80,000
60,000
40,000
20,000
-
72,649
48,370
9,808
CXW (1)
GEO (2)
Cornell (2)

Note:
(1) Adult secure beds as of 09/25/2006
(2) Adult secure beds as of 12/31/2005; Cornell pro forma for Moshannon Valley

LTM Adult Secure Revenues (1) ($ in millions)



$1,600
$1,200
$800
$400
$0
$1,264
$753
$180
CXW
GEO (2)
Cornell (3)

Note:
(1) Based on LTM financials as of 06/30/2006
(2) Includes approximately 6% of revenue from mental health and residential treatment services, construction and other
(3) Pro forma for full year Moshannon Valley contribution

Adult Secure Bed "Free Capacity"



6,000
5,000
4,000
3,000
2,000
1,000
-
4,769
1,596
422
CXW (1)
GEO (2)
Cornell (3)

Note:
(1) Free capacity as per existing inventory of beds as of 09/25/2006
(2) Average occupancy as of 7/1/2006 and number of beds as of 1/1/2006
(3) Average occupancy as of 6/30/2006 and number of beds as of 12/31/2005; pro forma for Moshannon Valley

January 2007 – Cornell Shareholder Meetings

- 5 -

CORNELL

Share Price

Cornell Share Price over 18-months


Offer price: $18.25
June 5th - $17.57
Press release announcing retention of financial advisor
October 9th – $17.94
Transaction announcement date
May 22nd - $13.98
Closing price one day prior to *Mergermarket* report that Cornell is rumored to be for sale
Share Price
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
Volume (000s)
1,400
1,200
1,000
800
600
400
200
0
Jun-05
Sep-05
Nov-05
Jan-06
Apr-06
Jun-06
Aug-06
Nov-06
Volume
Price

January 2007 – Cornell Shareholder Meetings

- 6 -

Valuation 30.5% premium to the “unaffected” stock price (price one day prior to a Mergermarket article reporting Cornell was rumored to be for sale and had retained Rothschild, approximately 2 weeks before Cornell announced it retained a financial advisor to pursue strategic alternatives) 15.5% premium to price 60 days prior to announcement (including “affected” period) 26.6% premium to 18-month average (including “affected” period) 57.3% premium to 18-month low At the time of the transaction announcement, $18.25 per share represented: 9.3x, 8.2x and 7.5x LTM, 2006E and 2007P EBITDA on a GAAP basis 11.4x, 9.3x and 8.0x LTM, 2006E and 2007P EBITDA on a theoretical MCF off-balance sheet basis $18.25 per share offer reflects enterprise value / EBITDA transaction multiples of: 12.9x, 11.6x and 10.5x LTM, 2006E and 2007P EBIT on a GAAP basis 18.5x, 15.1x and 12.5x LTM, 2006E and 2007P EBIT on a theoretical MCF off-balance sheet basis $18.25 per share offer reflects enterprise value / EBIT transaction multiples of:

CORNELL

Valuation (cont'd)

Key Transaction Statistics ($ in millions, except per share data)

Implied Enterprise Value - GAAP basis	
Price Per Common Share	$18.25
Fully Diluted Shares Outstanding (1)	14.4
Implied Equity Value	**$262.9**
Plus: Total Debt (2)	273.6
Less: Cash & Cash equivalents	(17.9)
Implied Enterprise Value	**$518.6**

Implied Enterprise Value - MCF Off-Balance Sheet basis (4)	
Price Per Common Share	$18.25
Fully Diluted Shares Outstanding (1)	14.4
Implied Equity Value	**$262.9**
Plus: Total Debt (5)	107.9
Less: Cash & Cash equivalents	(17.9)
Implied Enterprise Value	**$352.9**

Implied Enterprise Value / EBITDA Multiples - GAAP

		Statistic	Multiple
EBITDA (3)	2005A	$47.3	11.0x
	LTM to Q2 2006A	55.9	9.3x
	2006E	62.9	8.2x
	2007E	69.2	7.5x
EBIT (3)	2005A	$32.1	16.1x
	LTM to Q2 2006A	40.3	12.9x
	2006E	44.7	11.6x
	2007E	49.4	10.5x

Implied Enterprise Value / EBITDA Multiples - MCF Off-Balance Sheet (4)

		Statistic	Multiple
EBITDA (3)(6)	2005A	$22.3	15.8x
	LTM to Q2 2006A	30.9	11.4x
	2006E	37.8	9.3x
	2007E	44.1	8.0x
EBIT (3)(7)	2005A	$10.9	32.4x
	LTM to Q2 2006A	19.1	18.5x
	2006E	23.4	15.1x
	2007E	28.2	12.5x

Source: Cornell management

(1) Assumes 14,168,680 primary common shares outstanding, 653,735 options outstanding at a weighted average strike price of $12.86 and 72,592 warrants outstanding at a weighted average strike price of $6.70. Assumes treasury method for all in-the-money options and warrants outstanding

(2) Total debt as of 6/30/06 includes $107.8 million of 10.75% Senior Notes (net of discount and interest rate swap adjustment), $165.7 million of 8.47% MCF bonds and $0.1 million of capital leases

(3) Adjusted to exclude pre-opening and start-up expenses, net of start-up revenue

(4) Assumes off-balance sheet treatment of $165.7 million of 8.47% MCF bonds

(5) Total debt as of 6/30/06 includes $107.8 million of 10.75% Senior Notes (net of discount and interest rate swap adjustment) and $0.1 million of capital leases

(6) Includes $25 million of annual rental expense relating to MCF Lease

(7) Includes $25 million of annual rental expense relating to MCF Lease and excludes approximately $3.8 million of depreciation related to MCF facilities

January 2007 – Cornell Shareholder Meeting

- 8 -

CORNELL

Market Reaction

Analysts view the implied purchase multiples to be fairly priced

"We are maintaining our 2-EW rating and continue to believe that our **$18.25 price target, and the price at which Veritas Capital has agreed to acquire CRN, is fair value**. At $18.25 per share in cash, the merger is valued at about $518.6 million, including the assumption of ~$273.6 million in debt - 8.2x our FY07 EBITDA estimate of $63.7 million."

Source Jeffrey T. Kessler, Lehman Brothers, 12/04/2006

"Maintaining Price Target of $18.25 Per Share. We are maintaining our price target of $18.25 as we anticipate that Veritas Capital's bid will likely be successful. The primary risk to this target is the risk that the transaction will not be successful, an unlikely outcome in our opinion, at this point. **We believe that shares of CRN are appropriately valued at roughly 8.0x run-rate EBITDA (assuming a full cost structure at Moshannon Valley)**."

Source Patrick Swindle, Avondale Partners LLC, 12/4/2006

"**Key Variables Potentially Make Higher Bid Difficult to Handicap.** We would point out: 1) the MCF sale-leaseback structure makes it difficult to separate CRN's three business lines and focus on the adult secure segment, 2) a lack of management depth to adequately grow all three existing business lines, 3) the need for significant capital expenditures to grow the adult secure segment and 4) potential strategic buyers can likely generate higher returns by building new facilities than buying CRN at current multiples (we believe that at least one potential strategic buyer bid during the auction process)."

Source Patrick Swindle, Avondale Partners LLC, 12/7/2006

"**Purchase Multiple is Reasonable In Our Opinion.** The implied purchase multiple for CRN is 8.1x 2006 EV/EBITDA. This multiple compares to the current 2006 EV/EBITDA multiple for CXW of 13.3x and for GEO of 10.2x (using pre-CPV purchase enterprise value).

We believe this discount is warranted given CRN's: 1) significant juvenile exposure, 2) onerous sale-leaseback structure that makes timing and cost of separating business segments uncertain and 3) lesser ability to capture current adult secure industry demand relative to CXW and GEO."

Source Patrick Swindle, Avondale Partners LLC, 10/10/2006

"**Alternative Bid Unlikely; Higher Bid Possible**. Our checks indicate that the **strategic review process for CRN has been very comprehensive**, and that the bid from Veritas represents the highest sustained bid from an auction process that was completed for the company. We believe that strategic bidders participated in this auction process with lower bids."

Source Patrick Swindle, Avondale Partners LLC, 10/10/2006

"Cornell's board of directors unanimously voted to accept the deal terms, and board representatives control a substantial portion of Cornell's common stock. Consequently, we believe the buyout offer as it exists currently is likely to be approved by shareholders. In light of this, we have ended our rating on Cornell. We previously rated Cornell equal-weight."

Source Todd Van Fleet, First Analysis Securities Corp, 10/09/2006

January 2007 – Cornell Shareholder Meeting

- 9 -

Summary $18.25 per share offer represents in excess of 8 times projected 2006 EBITDA and more than 9 times projected 2006 EBITDA when treating MCF on a theoretical off-balance sheet basis Offer represents a 30.5% premium to the “unaffected” share price on May 22, 2006 (prior to the article being published mentioning Cornell was for sale) Auction process was broad and inclusive and involved 47 strategic and financial buyers over a period of 6 months; all parties expressing interest were given a reasonable opportunity to submit bids and all offers were given due consideration (even those that did not meet the technical requirements of the process) Analyst commentary since announcement has supported the offer price as fair given the company’s performance, current portfolio mix, individual segment valuations, and limitations surrounding MCF Liquidity for shareholders highly certain given few contingencies (e.g., no requirement for management continuation, no financing out) and motivated buyer (e.g., significant investment by Veritas Capital in transaction costs) Transaction on schedule to close shortly after January 23, 2007 shareholder meeting Veritas Capital’s current offer is in the best interest of all shareholders